UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2022

MAUI LAND & PINEAPPLE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-06510	99-0107542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
200 Village Road, Lahaina, Maui, Hawaii 96761 (Address of principal executive offices) (Zip Code)

(808) 877-3351
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without Par Value	MLP	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 29, 2021, Maui Land & Pineapple Company, Inc., a Hawaii corporation (“MLP” or “Company”), entered into that certain Purchase and Sale Agreement and Escrow Instructions (“Purchase Agreement”) with EKN Development Group LLC, a Nevada limited liability company (“EKN”), pursuant to which MLP agrees to sell to EKN and EKN agrees to purchase from MLP approximately 45.67 acres of property located in the Kapalua Resort, commonly known as the Kapalua Central Resort project (the “Property”).

The purchase price for the Property is $40,000,000. Terms of the Purchase Agreement include a due diligence period up to 120 days and a closing date no later than March 31, 2022. The closing is also subject to other customary closing conditions, including, among other things, delivery of a title policy to EKN. EKN will deposit a $300,000 refundable deposit of the purchase price into escrow within 5 business days of execution of the Purchase Agreement. At the end of the due diligence period, if EKN elects to proceed to closing EKN will deliver a notice of acceptance to seller and within 2 business days after the notice of acceptance deposit an additional $1,500,000 into escrow. If EKN elects not to proceed to closing after the due diligence period or if certain closing conditions are not satisfied, the initial deposit will be returned to EKN. Subject to the satisfaction of certain closing conditions, all deposits become nonrefundable after the notice of acceptance and if the buyer fails to close the transaction thereafter all deposits will be awarded to seller. At closing, the deposits and any earned interest will be applied on the buyer’s behalf to the purchase price. Included in the Property being sold are all existing easements, rights of way, improvements, development rights and entitlements appurtenant to the Property. There can be no assurances that the purchase of the Property will be consummated on the terms set forth in the Purchase Agreement, if at all.

The foregoing summary of the terms of the Purchase Agreement are not complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, which will be filed as an exhibit to the Company’s periodic report for the corresponding period.

Forward-Looking Statements. Any statements contained in this Current Report on Form 8-K that refer to events that may occur in the future or other non-historical matters are forward-looking statements. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. These forward-looking statements are based on the Company’s expectations as of the date of this report and are subject to risks and uncertainties that could cause actual results to differ materially from current expectations. Actual results could differ materially from those projected in the forward-looking statements as a result of the following factors, among others: (1) conditions to the closing of the transaction may not be satisfied; (2) the transaction may involve unexpected costs, unexpected liabilities or unexpected delays; and (3) the failure of the transaction to close for any other reason. Given these uncertainties, the Company cautions investors and potential investors not to place undue reliance on such statements. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: January 4, 2022	By:	/s/ WADE K. KODAMA
Wade K. Kodama
Chief Financial Officer